EXHIBIT 6.01

                                    CORRECTED
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           XECHEM INTERNATIONAL, INC.

      Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

      FIRST: That the Board of directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

      RESOLVED, that, subject to stockholder approval at a special meeting of stockholders or by consent in lieu of a special meeting of stockholders, Section 1 of Article Fourth of the Certificate of Incorporation of this Corporation shall be amended to read in its entirety as follows:

      "1. This Amendment to the Certificate of Incorporation shall be effective at 8:00 a.m. Eastern Time on May 28, 2003, at which time the outstanding shares of Common Stock shall be and hereby are combined and reclassified (subject to a 3,000 to 1 reverse stock split) as follows: such that each share of Common Stock shall be reclassified as and converted into one/3,000th of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fraction by the closing price of the Common Stock on the OTC Bulletin Board for the trading day immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

      Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

      The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 1,950,000,000 shares of the par value of $.00001 per share shall be designated "Common Stock."


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

      SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and the stockholders of the Corporation.

      THIRD: That the Amendment shall be effective at 8:00 a.m. Eastern Time on May 28, 2003.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Ramesh C. Pandey, its President, this 14th day of June, 2004.

                                                 /s/  Ramesh C. Pandey
                                                 -------------------------------
                                                 Ramesh C. Pandey, President and
                                                 Chief Executive Officer
ATTEST:

/s/  Ramesh C. Pandey
---------------------------
Ramesh C. Pandey, Secretary



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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

             XECHEM INTERNATIONAL, INC.


             Date:  June 14, 2004

                                               /s/  Ramesh C. Pandey
                                               ---------------------------------
                                               Ramesh C. Pandey, Ph.D.
                                               President/Chief Executive Officer



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